                                                                   Exhibit 10.38

                                 AMENDMENT NO. 2
                                     TO THE
                            LODGIAN, INC. 401(K) PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 2003)


      Pursuant to the power to amend reserved in Section 12.1 of the Plan in order to comply with law, Lodgian, Inc. (the "Plan Sponsor") hereby amends the Plan, effective as of the dates herein indicated as follows:

                                       1.

      Section 8.1(b)(2) is hereby amended effective as of March 28, 2005 by adding the following at the end of the present provision:

      "Effective as of March 28, 2005, the maximum value of the Vested Benefit for automatic cash out purposes shall be reduced from $5,000 to $999."

                                       2.

      Section 8.2(a) is hereby amended effective as of March 28, 2005 by adding the following to the end of the present provision:

      "Notwithstanding the foregoing, effective as of March 28, 2005, "$1,000" shall be substituted for "$5,000" in (1) and (2) above, so that automatic cash outs shall only be made if the Vested Benefit is less than $1,000."

                                       3.

      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Plan Sponsor, on behalf of itself and the Participating Employers has caused this Amendment No. 2 to be executed by its duly authorized officer, as of the 24 day of March, 2005.


                               LODGIAN, INC.

                               By: s/ Daniel E. Ellis
                               Title:  Senior Vice President & General Counsel

                                       1